EX-35.12


(logo) WELLS FARGO

Corporate Trust Services

MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, NY 10005


RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator and Paying Agent for the Harmon Corner Loan Combination (in such capacities, "Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2013 (the "reporting period"):

(a) A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 26, 2014


/s/ Brian Smith
Brian Smith
Vice President


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To:  Deutsche Mortgage & Asset Receiving Corporation

Schedule A


List of Servicing Agreement(s) and Series


1. Pooling and Servicing Agreement dated as of December 1, 2012, by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Master Servicer, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Special Servicer, and PARK BRIDGE LENDER SERVICES, LLC, as Operating Advisor and Wells Fargo Bank, N.A. as Certificate Administrator, Paying Agent, Trustee and Custodian relating to the Series COMM 2012-CCRE5 Commercial Mortgage Pass-Through Certificates relating to the Harmon Corner Loan Combination, a pari passu portion of which is included in the Series COMM 2013-LC6 Commercial Mortgage Pass-Through Certificates transaction. ?


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To:  Deutsche Mortgage & Asset Receiving Corporation

Schedule B


Material Non-Compliance with Servicing Obligations

Not Applicable